UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2016

United Development Funding IV

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36472	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas
76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 9, 2014, United Development Funding IV, a Maryland real estate investment trust (the “Trust”), entered into a loan agreement (the “Loan Agreement”) on July 2, 2014 with Waterfall Finance 4, LLC, an unaffiliated entity, for a $35 million term loan (the “Loan”). On May 17, 2016, the Trust and Waterfall Eden Master Fund, Ltd., Waterfall Sandstone Fund, LP and HEDCO ABS, Ltd. (collectively, the “Lenders”), as successors-in-interest to Waterfall Finance 4, LLC under the Loan Agreement, entered into a Forbearance Agreement effective as of March 4, 2016 pursuant to which the Trust acknowledged the occurrence of certain events of default and the Lenders agreed to forbear from exercising any of their default-related rights against the Trust until August 4, 2016 (the “Forbearance Period”). The Forbearance Period will earlier terminate if the loan is repaid, if an event of default occurs, or if the Trust fails to meet or maintain certain representations, warranties, terms, conditions or covenants contained in the Forbearance Agreement. On March 7, 2016, the Trust made a required payment of all accrued but unpaid interest and a portion of the principal on the Loan. During the Forbearance Period, interest accrues at the default interest rate of one-month LIBOR plus 11.5%, but the Trust is only required to pay interest at the non-default interest rate of one-month LIBOR plus 9.0%. The difference between the default interest rate and the non-default interest rate is added to the outstanding principal balance of the Loan and will be due and payable to the Lenders on January 5, 2017. The Trust is required to use a portion of its future available cash flow to pay transaction expenses, interest due under the Loan, and principal. The Trust has agreed to provide certain financial reporting to the Lenders and it has agreed to suspend distributions to its shareholders during the Forbearance Period. The Trust also agreed not to originate new mortgage loans, incur additional debt, grant additional or substitute collateral to any other lender, or dispose of assets without first obtaining the consent of the Lenders. The balance of the Loan as of May 23, 2016 is approximately $28.5 million.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 is reported in Item 1.01 of this Current Report on Form 8-K, and is hereby incorporated into this Item 2.03 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: May 23, 2016	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw, Chief Executive Officer